Exhibit 10.3


                                COMMERCIAL PAPER
                       ISSUING AND PAYING AGENT AGREEMENT
                           (BOOK-ENTRY AND OBLIGATIONS
                              USING DTC FACILITIES
                               AND PHYSICAL NOTES)



THIS AGREEMENT ("Agreement") dated as of December 29, 2006 ("Effective Date") is entered into by and between Nelnet, Inc (the "Issuer") with offices at 121 South 13th Street, Suite 201 Lincoln, NE 68508 and Deutsche Bank Trust Company Americas (the "Bank") with offices at 60 Wall St, 27th Floor, New York, NY 10005.

SECTION 1.     APPOINTMENT

        The Issuer requests and authorizes the Bank to act as agent for the Issuer in connection with the issuance and payment of unsecured (a) book-entry obligations (each an "Obligation" and collectively the "Obligations") as evidenced by Master Note Certificate(s) (the "Note Certificate(s)") and (b) bearer short term promissory notes of the Issuer (each a "Note" and collectively the "Notes"), both (a) and (b) in the forms appended hereto in Exhibit A. The Bank agrees to act as such agent for the Issuer subject to the provisions of this Agreement commencing on the Effective Date shown above.

        Insofar as the context requires, all references herein to an Issuer's "Obligation" shall be deemed to include the Issuer's Note, and all references herein to an Issuer's "Obligations" or "Book-entry Obligations" shall be deemed to include the Issuer's Notes.

SECTION 2.     CERTIFICATE AGREEMENT

        The Issuer acknowledges that the Bank has previously entered into a commercial paper certificate agreement (the "Certificate Agreement") which copy is appended hereto as Exhibit E, with the Depository Trust Company (DTC) and the Issuer also acknowledges that the continuation in effect of the Certificate Agreement is a necessary prerequisite to the Bank's providing services related to issuance of the Obligations. The Issuer understands and agrees that the Certificate Agreement shall supplement the provisions of this Agreement and that the Issuer is bound by the provisions of the Certificate Agreement.


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SECTION 3.     LETTER OF REPRESENTATIONS; RESOLUTIONS;AUTHORIZED OFFICERS

        The Issuer will, prior to the Effective Date, deliver to the Bank an executed Letter of Representations (the "Representations"), a copy of which is appended hereto as Exhibit F. Further, the Issuer understands and agrees that such Representations when executed by the Issuer, the Bank and DTC shall supplement the provisions of this Agreement and that the Issuer, the Bank, and DTC shall be bound by the provisions of the Representations. The Bank and the Issuer agree to comply with the relevant portions of DTC's Commercial Paper Issuing and Paying Agent Manual, and the DTC Same Day Settlement System Rules (collectively the "DTC Rules").

        The Issuer has delivered to the Bank (a) a certified copy of the resolutions adopted by the Board of Directors of the Issuer concerning the issuance of Obligations by the Issuer (the "Resolutions"), which copy is appended hereto as Exhibit B, and (b) a certified original of the Issuer's certificate of incumbency (the "Certificate of Incumbency"), containing the name, title, and true signature of those officers of the Issuer authorized by the Resolutions to take action with respect to the Obligations (the "Authorized Officers"), which certificate is appended hereto as Exhibit C. The Issuer agrees to provide the Bank with revised certified Resolutions and/or Certificates of Incumbency when and as required by changes in authorization of personnel.

SECTION 4.     AUTHORIZED PERSONS

        The Issuer authorizes the Bank to accept and to execute Instructions, as defined in and given pursuant to Section 6 hereof by any one of the employees and/or Agents (defined as sales agents or dealers authorized by a separate agreement between the Issuer and its sales agents or dealers) of the Issuer who are designated in a writing that is signed by the requisite number of Authorized Officers. Such designated employees or Agents shall be hereinafter collectively referred to as "Authorized Persons". The initial written designation of Authorized Person(s) is appended hereto as Exhibit D. The Issuer agrees to provide the Bank with revised written designations in the form of Exhibit D when and as required by changes in authorization or personnel.

SECTION 5.     NOTE CERTIFICATES

        (X)    Book entry Obligations:

               The Issuer will, prior to the Effective Date, deliver to the Bank a Note Certificate evidencing Obligations issued, such Note Certificate bearing the manual or facsimile signatures of the requisite number of Authorized Officers and specifying the date of issuance, the full legal name of the Issuer, the name of the state in which the Issuer is incorporated, and the name of the Bank, acting as paying agent for the Issuer, in each case the Note Certificate being registered in the name of Cede & Co., a nominee of DTC.


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        (Y)    Physical Notes and Signature Stamps:

               For use as described in Section 7 hereof, the Issuer will, prior to the Effective Date, (a) deliver to the Bank a supply of the Issuer's sequentially numbered, blank Notes bearing the manual or facsimile signatures of the requisite number of Authorized Officers and having spaces to show the face or principal amount, payee, date of issue, maturity date and amount of interest (if an interest bearing Note), and/or (b) authorize the Bank to use the Bank's commercial paper universal note stock, which has spaces to show the face or principal amount, payee, date of issue, maturity date, amount of interest (if an interest bearing Note) and signature(s) of the Authorized Officers. If the Issuer elects
               (b), or if the Notes described in (a) do not bear such signature(s) when delivered to the Bank, then the Issuer will deliver to the Bank for each signature required to be placed on the Notes two (2) stamps bearing the facsimile signature of an Authorized Officer.

        (Z)    Book Entry Obligations, Physical Notes and Signature Stamps:

               Any Obligation (as evidenced by the Note Certificate or Note bearing the manual or facsimile signature of an Authorized Officer) shall, upon the Bank's issuance of such Obligation on behalf of the Issuer, bind the Issuer notwithstanding that such Authorized Officer shall have died or shall have otherwise ceased to hold office on the date such Obligation is issued by the Bank. Furthermore, the Issuer agrees that the Bank shall have no duty or responsibility to determine the genuineness of the facsimile and/or manual signatures appearing on the Note Certificate(s), Notes or stamps.

SECTION 6.     INSTRUCTIONS

        The term "Instructions" shall mean a communication, purporting to be from an Authorized Officer or Authorized Person, in the form of either
        (a) a written notice including those transmitted through facsimile transmittal equipment; (b) a telephone call; and/or (c) a transmission through an instruction and reporting communication service ("Noteline Direct") offered by the Bank pursuant to Section 10 hereof, in each case received by the Bank at the address specified in Section 15 prior to 1:00 p.m. New York time on the day on which the Instructions are to be operative, which shall be a day the Bank is open for business.

        If the Bank, at its option, acts upon Instructions transmitted after 1:00 p.m. New York time on the day on which the Instructions are to be operative, the Issuer understands and agrees that (a) such Instructions shall be acted upon, on a best efforts basis, by the Bank pursuant to the custom and practice of the commercial paper market, and (b) the Bank makes no representations or warranties that the issuance and delivery of any Note or Obligation pursuant to Section 7 hereof shall be completed prior to the close of business on the issue date specified in the Instructions.



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        Any Instructions given by telephone shall be confirmed to the Bank in a writing purporting to be from an Authorized Officer or Authorized Person prior to 1:00 p.m. New York time on the day on which such Instructions are to be operative. In the absence of the Bank's timely receipt of such written confirmation or in the event the Bank acts upon Instructions received after 1:00 p.m. New York time on the day on which the Instructions are to be operative, the Issuer understands and agrees that the Instructions given by telephone or received after the aforementioned 1:00 p.m. New York time, as understood by the Bank, shall be the true and controlling Instructions for all purposes of this Agreement.

        Notwithstanding anything to the contrary in this Section 6, the Issuer acknowledges that the Bank may act upon the Instructions without any duty to make any inquiry regarding the genuineness of such Instructions.

SECTION 7.     ISSUANCE

        (X)    Book Entry Obligations:

               The Bank's sole duties in connection with the issuance of the Obligations when the Issuer delivers the Note Certificate(s) to the Bank in the form described in Section 5(X) herein, shall be as follows:

               (a)    to hold Note Certificates in safekeeping;

               (b) to assign to each Instruction received from the Issuer a CUSIP number as specified in and in accordance with the CUSIP number assignment received by the Bank from the Issuer;

               (c) to cause to deliver an Obligation on behalf of the Issuer upon receipt of Instructions from the Issuer, or its designated agent(s), as to the face or principal amount, net dollar amount, date of issue, maturity date, interest rate (if any), and amount of interest due at maturity (if an interest bearing Obligation), by way of data entry or data transfer to the DTC Same Day Funds Settlement System ("SDFS"), and to receive from SDFS a confirmation receipt that such delivery was effected; and

               (d) to credit the net proceeds of all deliveries of the Obligations to the Issuer's account with the Bank (Account No. 53895) under advice to the Issuer at the address specified in Section 15 hereof.


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        Y.     Physical Notes:

               The Bank's sole duties in connection with the issuance of the Notes when the Issuer delivers a supply of the Issuer's blank Notes to the Bank or uses the Bank's commercial paper universal note stock pursuant to Section 5(Y) hereof shall be as follows:

               (a) to hold the blank Notes in safekeeping, pending receipt of the Issuer's Instructions;

               (b) to complete each Note pursuant to the Instructions as to the face or principal amount, net dollar amount, payee (which shall be "BEARER" unless otherwise specified in the Instructions), date of issue, maturity date, interest rate (if any) and amount of interest due at maturity (if an interest bearing Note);

               (c) to cause a duly authorized officer or duly authorized employee of the Bank to countersign each Note for purposes of authentication of the Note only;

               (d)    to deliver the Notes in accordance with the Instructions
                      (i) by hand, against receipt for payment, (ii) by United States Post Office registered mail, addressed as provided in the Instructions or (iii) as otherwise provided in the Instructions; and

               (e) to credit the net proceeds of all deliveries of Notes to the Issuer's account with the Bank (Account No. 53895) under advice to the Issuer at the address specified in
                      Section 15 hereof.

               The Bank's additional duties in connection with the issuance of the Notes when the Issuer delivers facsimile signature stamps to the Bank pursuant to Section 5(Y) hereof shall be as follows:

               (f) to hold the facsimile signature stamps delivered pursuant to Section 5(Y) hereof in safekeeping pending receipt of the Instructions; and

               (g) to apply the facsimile signature stamp(s) to the Notes pursuant to the Instructions.

        Z. Book Entry Obligations and Physical Notes:

               The Issuer acknowledges that pursuant to the custom and practice of the commercial paper market, the delivery or mailing of an Obligation against payment of the net amount of the Obligation (i.e., the principal amount of the Obligation less the discount specified in the Instructions or the principal amount of an interest bearing Obligation) and the actual receipt of payment thereof are not simultaneous transactions.


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               Therefore, whenever the Instructions direct the Bank to deliver any Obligation against payment, the Bank is authorized to and will deliver such Obligation to the party specified in the Instructions and hold as receipt a confirmation copy generated by SDFS (in the case of Book Entry transactions), or (a) the receipt of the party specified in the Instructions or (b) the United States Post Office's registered mail (both (a) and (b) in the case of physical Notes) in lieu of immediate payment by the purchaser of the Obligation (the "Purchaser"). The Issuer also acknowledges that pursuant to the custom and practice of the commercial paper market, the Purchaser is obligated to settle in immediately available funds at or before the close of business on the Issue Date specified on the Obligation. The Issuer understands and agrees that whenever the Bank delivers an Obligation against receipt of funds as set forth above, the Issuer and not the Bank shall bear the risk of the Purchaser's failure to remit the net amount of the Obligation purchased, and of the loss or theft of Notes after such Notes are placed in the United States mail.

               The Bank shall have no duty or responsibility to make any transfer of the proceeds of the sale of the Issuer's Obligations, or to advance any monies or effect any credit with respect to such proceeds or transfers unless and until (i) the Bank has actually received the proceeds of the sale of the Obligations, and (ii) such receipt of the proceeds is not subject to reversal or cancellation. If the Bank, at its sole option, effects any such transfer that results in an overdraft in any account of the Issuer, the amount of such overdraft shall be considered as a loan to the Issuer, and the Issuer agrees to pay the Bank on demand the amount of such loan together with interest thereon at the rate customarily charged by the Bank on similar loans.

SECTION 8.     PAYMENT

        Bank's sole duties in connection with payment of the Obligations shall be, upon presentment at maturity of an issued Obligation, to pay the principal amount of a discounted Obligation or principal plus interest of an interest-at-maturity Obligation to the party appearing to be entitled thereto, and to debit the Issuer's account with the Bank (Account No.53895) for such amount under advice to the Issuer at the address specified in Section 15 hereof.

        The Bank shall have no obligation to pay, at maturity, the amount referred to in this Section 8 unless sufficient funds have been received by the Bank in collected funds. If the Bank, at its sole option, makes any such payment that results in an overdraft in any account of the Issuer, the amount of such overdraft shall be considered a loan to the Issuer, and the Issuer agrees to pay the Bank on demand the amount of such loan together with interest thereon at the rate customarily charged by the Bank on similar loans.


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SECTION 9.     UNITED STATES DOLLARS

        The Issuer agrees that the Obligations issued or presented hereunder shall be denominated in United States dollars. The Issuer further agrees that payment of any and all amounts due pursuant to the provisions of this Agreement shall be made solely in United States dollars.

SECTION 10.    NOTELINE DIRECT

        The Issuer is granted a personal, non-transferable and non-exclusive right to use the instruction and reporting communication service Noteline Direct to transmit through the Noteline Direct system Instructions made pursuant to Section 6 hereof. The Issuer may, by separate agreement between the Issuer and one or more of its Agents, authorize the Agent (in each case other than the Bank) to directly access Noteline Direct for the purposes of transmitting Instructions to the Bank or obtaining reports with respect to the Obligations.

        The Issuer acknowledges that (a) some or all of the services utilized in connection with Noteline Direct are furnished by Financial Sciences Corporation ("FSC"), (b) Noteline Direct is provided to the Issuer "AS IS" without warranties or representations of any kind whatsoever by FSC or the Bank, and (c) Noteline Direct is proprietary and confidential property disclosed to the Issuer in confidence and only on the terms and conditions and for purposes set forth in this Agreement.

        By this Agreement, the Issuer acquires no title, ownership or sublicensing rights whatsoever in Noteline Direct or in any trade secret, trademark, copyright or patent of the Bank or FSC now or to become applicable to Noteline Direct. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute Noteline Direct for any purpose without the prior written consent of the Bank and, where necessary FSC.

        In the event (a) any action is taken or threatened which may result in a disclosure or transfer of Noteline Direct or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark, service name, copyright or patent of the Bank or FSC by the Issuer amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then the Bank and/or FSC shall have the right to take any and all action deemed necessary to protect their rights in Noteline Direct, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of the Issuer's right to use Noteline Direct.



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        To permit the use of Noteline Direct to issue Instructions and/or obtain reports with respect to the Obligations, the Bank will supply the Issuer with an identification number and initial passwords. From time to time thereafter, the Issuer may change its passwords directly through Noteline Direct. The Issuer will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords. For security purposes, the Issuer should change its passwords frequently (at least once a year).

        Instructions transmitted over Noteline Direct and received by the Bank pursuant to Section 6 hereof accompanied by the Issuer's identification number and the passwords, shall be deemed conclusive evidence that such Instructions are correct and complete and that the issuance or redemption of the Obligation(s) directed thereby has been duly authorized by the Issuer.

SECTION 11.    REPRESENTATIONS AND WARRANTIES OF ISSUER

        THE ISSUER REPRESENTS AND WARRANTS AS FOLLOWS:

        (a) This Agreement and the Obligations have been duly authorized and this Agreement when executed and the Obligations when issued in accordance with Instructions, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

        (b) This Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, or (ii) result in any violation of (x) the provisions of the Articles of Incorporation or the By-Laws of the Issuer or (y) to the best knowledge of the Issuer, any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Issuer or any of its properties, in any manner which, in the case of clauses (i) and (ii) (y), would have a material adverse effect on the business of the Issuer and its subsidiaries taken as a whole;

        (c) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Issuer or any of its properties is required for the issue and sale of the Obligations, except such as have been, or will have been obtained prior to the issue and sale of the Obligations, and such consents, approvals, authorizations, registrations or qualifications as may be required under "blue sky" or state securities laws or insurance laws in connection with the issue and sale of the Obligations by the Issuer; and


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        (d)    Each Obligation issued under this Agreement will be exempt from registration under the Securities Act of 1933, as amended. Each Instruction by the Issuer to issue Obligations under this Agreement shall be deemed a representation and warranty by the Issuer as of the date thereof that the representations and warranties herein are true and correct as if made on and as of such date.


SECTION 12.    COMPENSATION

        The Issuer agrees to pay such compensation for the Bank's issuing and paying agent services pursuant to this Agreement in accordance with the Bank's schedule of fees, as amended from time to time.

SECTION 13.    INDEMNIFICATION

        The Issuer agrees that the Bank shall not be liable for any losses, damages, liabilities or costs suffered or incurred by the Issuer as a result of (a) the Bank's having executed Instructions, (b) the Bank's improperly executing or failing to execute any Instructions because of unclear Instructions, failure of communications media or any other circumstances beyond the Bank's control, (c) the actions or inactions of DTC, any Agent or any broker, dealer, consignee or agent not selected by the Bank, or (d) any other acts or omissions of the Bank (or of any of its agents or correspondents) relating to this Agreement or the transactions or activities contemplated hereby except to the extent, if any, that such other acts or omissions constitute negligence or willful misconduct by the Bank. The Issuer, in the absence of negligence or willful misconduct by the Bank, agrees to indemnify the Bank and hold it harmless from and against (a) any and all actions, claims (groundless or otherwise), suits, losses, fines and penalties arising out of the Bank's having executed any Instructions or otherwise having performed any of its obligations hereunder and (b) any damages, costs, expenses (including reasonable legal fees and disbursements), losses or liabilities relating to any such actions, claims, suits, losses fines or penalties or to any breach of this Agreement by the Issuer. In no event shall the Bank be liable for special, indirect or consequential damages. This Section 13, Indemnification, shall survive any termination of this Agreement and the issuance and payment of any Note(s).

14.     TERMINATION

        Either the Bank or the Issuer may terminate this Agreement at any time by not less than ten (10) days' prior written notice to the other. No such termination shall affect the rights and obligations of the Issuer and the Bank which have accrued under this Agreement prior to termination.


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15.     ADDRESSES

        Instructions hereunder shall be (a) mailed, (b) telephoned, (c) transmitted by facsimile device, and/or (d) transmitted via Noteline Direct to the Bank at the address, telephone number, and/or facsimile number specified below and shall be deemed delivered upon actual receipt by the Bank's Commercial Paper Issuance Operations at the address, telephone number, and/or facsimile number specified below.


                      Deutsche Bank Trust Company Americas
                      Trust & Securities Services
                      60 Wall St - 27th Floor
                      New York, NY 10005
                      Attention: Money Market Instruments Operations
                      Telephone:    (212) 250-7539 / 2972
                      Facsimile:    (212) 797-8616

        All notices, requests, demands and other communications hereunder (excluding Instructions) shall be in writing and shall be deemed to have been duly given (a) upon delivery by hand (against receipt), or (b) by United States Post Office registered mail (against receipt) or by regular mail (upon receipt) to the party and at the address set forth below or at such other address as either party may designate by written notice:

        (a)    "ISSUER"

               Nelnet, Inc
               121 South 13th Street, Suite 201
               Lincoln, NE 68508
               Attn: Managing Director
               Telephone: 402-458-2747
               Facsimile:  402-458-2399

        (b)    Deutsche Bank Trust Company Americas
               Trust & Securities Services
               60 Wall St. - 27th Floor
               New York, NY 10005
               Attention: Money
               Market Instruments Operations
               Telephone: (212) 250-7539 / 2972
               Facsimile: (212) 797-8616

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16.     MISCELLANEOUS

        (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York and as applicable, operating circulars of the Federal Reserve Bank, federal laws and regulations as amended, New York Clearing House rules, the DTC Rules, and general commercial bank practices applicable to commercial paper issuance and payment, funds transfer and related activities.

        (b) This Agreement may not be assigned by the Issuer and may not be modified, or amended or supplemented except by a writing or writings duly executed by the duly authorized representatives of the Issuer and the Bank.

        (c) This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. All prior agreements, understandings, representations, statements, promises, inducements, negotiations, and undertakings and all existing contracts previously executed between said parties with respect to said subject matter are superseded hereby.

        (d) With respect to all references herein to nouns, insofar as the context requires, the singular form shall be deemed to include the plural, and the plural form shall be deemed to include the singular.

        (e) In no event shall the Bank be liable for any failure or delay in the performance of its obligations hereunder because circumstances beyond the Bank control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement.

        (f) The Bank shall incur no liability in acting upon telephonic, facsimile or other electronic instructions which the Bank believes in good faith to have been given by an authorized person, including but not limited to Instructions received in connection with the issuance of Obligations. In addition, in the event that the Issuer or an Agent currently or in the future utilizes a trading system that produces issuance instructions that do not include signatures or initials, the Bank may conclusively rely upon such instructions absent such signatures or initials.


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Agreed to and Accepted by:

Deutsche Bank Trust Company Americas        Nelnet, Inc

/s/ Evangelos Ntavos                        /s/ Terry J. Heimes
---------------------------------           ------------------------------------
Authorized Officer's Signature              Authorized Officer's Signature


Name:   Evangelos Ntavos                    Name:  Terry J. Heimes
      ---------------------------           ------------------------------------

Title:  Assistant Vice President            Title:   CFO
      ---------------------------           ------------------------------------


Date:   December 29, 2006                   Date:  December 29, 2006
      ---------------------------           ------------------------------------


/s/ Wuendith Encalada
---------------------------------           ------------------------------------
Authorized Officer's Signature                 Authorized Officer's Signature


Name:    Wuendith Encalada                 Name:
     ----------------------------              ---------------------------------

Title:   Assistant Vice President          Title:
      ---------------------------                -------------------------------

Date:    December 29, 2006                 Date:
     ----------------------------               --------------------------------


List of Exhibits

Exhibit A  DTC Master Note & Universal Note
Exhibit B  Board Resolutions & Certificate of Incumbency
Exhibit C  Authorized Officers & Certificate ofIncumbency
Exhibit D  Authorized Persons
Exhibit E  DTC Certificate Agreement
Exhibit F  DTC Letter of Representations